UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 24, 2007
COMMUNITY HEALTH SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4000 Meridian Boulevard
Franklin, Tennessee 37067
(Address of Principal Executive Offices, including Zip Code)
(615) 465-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As previously announced, on July 25, 2007, in connection with the Company’s acquisition of Triad Hospitals, Inc. (now Triad Healthcare Corporation) (“Triad”), CHS/Community Health Systems, Inc. (“CHS/CHS”), the Company’s wholly-owned subsidiary, issued $3,021,331,000 aggregate principal amount of its 8.875% senior notes due 2015 (the “Notes”) pursuant to an indenture (the “Indenture”) dated as of July 25, 2007 by and among CHS/CHS, the Company, the guarantors party thereto, and U.S. Bank National Association, as trustee. The Notes are senior obligations of CHS/CHS and are guaranteed on a senior basis by the Company and by certain of the Company’s subsidiaries.
     Also in connection with the acquisition of Triad, the Company entered into a credit agreement (the “New Credit Agreement”) with a syndicate of financial institutions with Credit Suisse, as administrative agent and collateral agent, which provides for a new credit facility consisting of a $6,065 million term loan facility with a maturity of seven years, a $400 million delayed draw term loan with a maturity of seven years and a $750 million revolving credit facility with a maturity of six years. Certain of the Company’s domestic subsidiaries and, to the extent no adverse tax consequences to the Company would result therefrom, foreign subsidiaries, are guarantors of the New Credit Agreement.
     The Company is filing this Current Report on Form 8-K to file the unaudited financial statements of Triad for the three and six months ended June 30, 2007 and to add a footnote to (i) its audited financial statements for the fiscal year ended December 31, 2006, (ii) its unaudited financial statements for the three and six months ended June 30, 2007, and (iii) the audited financial statements of Triad for the fiscal year ended December 31, 2006, as required by Rule 3-10 of Regulation S-X “Financial Statements of Guarantors and Affiliates whose Securities Collateralize an Issue Registered or Being Registered”.
Item 9.01. Financial Statements and Exhibits.
     The following items are included as Exhibits to this report and incorporated herein by reference:

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ernst & Young LLP.

99.1
Consolidated Financial Statements of Community Health Systems, Inc. for the fiscal year ended December 31, 2006, as supplemented on September 24, 2007 by the updating of Note 13, Subsequent Events, and the addition of Note 15, Acquisition of Triad, Related Financing and Supplemental Condensed Consolidating Financial Information.

99.2
Consolidated Financial Statements of Community Health Systems, Inc. for the three and six months ended June 30, 2006, as supplemented on September 24, 2007 by the addition of Note 15, Supplemental Condensed Consolidating Financial Information.

99.3
Consolidated Financial Statements of Triad Hospitals, Inc. (now Triad Healthcare Corporation) for the fiscal year ended December 31, 2006, as supplemented on September 24, 2007 by the addition of Note 22, Supplemental Condensed Financial Information.

99.4
Consolidated Financial Statements of Triad Hospitals, Inc. (now Triad Healthcare Corporation) for the three and six months ended June 30, 2006, as supplemented on September 24, 2007 by the addition of Note 14, Supplemental Condensed Financial Information.

SIGNATURES
     According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: September 24, 2007

COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/ Wayne T. Smith
	Name:	Wayne T. Smith
	Title:	Chairman, President and Chief Executive Officer

By:	/s/ W. Larry Cash
	Name:	W. Larry Cash
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ T. Mark Buford
	Name:	T. Mark Buford
	Title:	Vice President and Corporate Controller

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